Exhibit 10.8 (a)


                             AMENDMENT NUMBER ONE TO
                        FFE TRANSPORTATION SERVICES, INC.
                                401(K) WRAP PLAN
                      (RESTATED EFFECTIVE FEBRUARY 1, 2000)

         WHEREAS, FFE Transportation Services, Inc., a Texas corporation, (hereinafter referred to as "Company") previously established the FFE Transportation Services, Inc. 401(k) Wrap Plan (Restated Effective February 1,
2000) for the benefit of a select group of its management and highly compensated Employees and their Beneficiaries; and

          WHEREAS, the Company wishes to amend the Plan to limit the form of distributions to Participants to cash, effective January 1, 2004; and

          WHEREAS, the Company has reserved the right to amend the Plan from time to time.

          NOW, THEREFORE, the Company hereby amends the Plan as follows, effective January 1, 2004:

         1. Plan Section 11.1 is amended and restated in its entirety to provide as follows:

                  "11.1 PAYMENTS OF BENEFITS. Prior to commencement of participation hereunder, a Participant shall have executed a Participant Enrollment and Election Form, as required by Section 3.1. The terms of the election form shall provide that the Participant agrees to accept a reduction in Compensation and shall require the Participant to make certain elections regarding the timing and form of payment of his benefit under this Plan.

         (A) TIME OF PAYMENT. The benefit payable under this Plan shall be distributed upon the occurrence of such event as the Participant may elect from the following alternatives (the "Distribution Date(s)"):

                  (1)      One (1) or more specified dates in the future;

                  (2)      The Participant's attainment of a specified age(s);
                           or

                  (3)      The Participant's termination of employment.

                  Notwithstanding the above, the Participant's benefit shall be payable upon the death or Disability of the Participant. Any death benefit payable under the Plan shall be payable to the Participant's Beneficiary. If the Participant elects more than one specified date for distribution of his Account, he will also be required to designate the percentage of his Account balance that shall be distributed on the respective dates.

         (B) FORM OF PAYMENT. Payment of the nonforfeitable portion of the benefits credited to each Participant's Account shall be made in such form as the Participant may elect from the following alternatives:

                  (1)      In a lump sum;

                  (2) In monthly, quarterly or annual periodic payments for a specified number of years, not in excess of ten
                           (10), where each payment shall be a fraction of the Participant's Account balances as of the Valuation Date immediately prior to the date each payment is to be made, and where such fraction for each payment shall be one (1) divided by the number of payments remaining (including the current payment), and in which event the unpaid balance shall continue to be valued based upon the investment funds' or Phantom Shares' most recent valuation as determined in accordance with Article IX until it is distributed in full; or

                  (3) In a combination of the methods specified in Sections 11.1(B)(1) or (2).

                  The payment of the benefit due under this Plan shall begin as soon as administratively feasible, but in no event later than the sixtieth (60th) day following the Participant's Distribution Date, death or Disability. The benefit payable under this Plan on account of a Participant's termination of employment, retirement, disability, or death shall be distributed in cash, no later than sixty (60) days after the earlier of such termination of employment, retirement, incurrence of disability (as determined by the Committee), or death. Any death benefit payable under the Plan shall be payable to the Participant's Beneficiary."

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed in its name and on its behalf this 18th day of February, 2004.


                                               FFE TRANSPORTATION SERVICES, INC.


                                               By: /S/ STONEY M. STUBBS, JR.
                                                   -----------------------------